UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant  ☑      Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under Rule 14a-12

TEGNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Voting Information for TEGNA Employee Stockholders

If you have any questions about voting your shares, contact Innisfree M&A Incorporated, which is assisting TEGNA with this voting process, toll-free at (877) 687-1865 (from the U.S. and Canada).

TO VOTE USING THE HARD-COPY PROXY MATERIALS YOU WILL RECEIVE:

•	Enclosed with the TEGNA proxy materials you receive, you will find a GOLD proxy card or voting instruction form.

•	Just follow the simple instructions on your GOLD proxy card or voting instruction form to vote by telephone or by Internet.

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You will want the Control Number handy as you vote electronically—it’s shown on your GOLD proxy card or voting instruction form. While you may also sign, date and return the GOLD proxy card or voting instruction form in the postage-paid envelope you receive with the TEGNA proxy materials, due to the current COVID-19 environment, we are encouraging all shareholders to submit their proxies by telephone or by Internet.

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We urge you to NOT vote using any White proxy card or voting instruction form that you receive that include material from Standard General. This is important because only your latest-dated vote counts. Therefore, if you vote using the White proxy card (even if you vote “withhold” on the Standard General nominees), your White proxy card will cancel any vote you previously executed using a GOLD proxy card or voting instruction form. TEGNA needs your votes FOR the TEGNA nominees on the GOLD proxy card.

TO VOTE USING THE EMAILED PROXY MATERIALS YOU MAY RECEIVE FROM YOUR BANK OR BROKER:
If you previously consented to receive proxy materials via email from your bank or broker, including Merrill Lynch, you may vote using the link provided in the email. First, confirm that the email was sent with reference to TEGNA’s GOLD proxy card. Then simply follow the easy voting prompts. We urge you to vote using only the email referencing the TEGNA GOLD proxy and simply delete any emails seeking your support for Standard General.

IMPORTANT TIPS

If you hold shares in more than one account, you will receive a GOLD proxy card or voting instruction form for each of those accounts. Please vote using each GOLD proxy card or voting instruction form you receive. If you vote by telephone or Internet, you will need to refer to the Control Number that is unique to each account you own and that is shown on each GOLD proxy card or voting instruction form you receive.

• If you are a registered holder and acquired shares through the Dividend Reinvestment Plan, those shares are already reflected in the share amount indicated on your proxy card.

If you hold your shares through a bank or broker, including Merrill Lynch, you will receive your proxy materials through that firm, which will vote your shares on your behalf only upon receiving your specific instructions. Therefore, it is important that you follow the directions provided on the GOLD voting instruction form from your bank or broker, in order to instruct your bank or broker how you want your shares voted. If you vote electronically, you should use only the Control Number shown on your GOLD voting instruction form. Please check the directions provided by your bank or broker for information about its voting deadlines.

If you participate in the TEGNA 401(k) Savings Plan administered by Vanguard, you will receive proxy materials and instructions as to how to vote. If you want to instruct Vanguard how to vote on your behalf, it must receive your instructions by no later than 11:59 p.m. ET on April 27, 2020. We urge you to follow the directions shown on the GOLD voting instruction card in order to instruct Vanguard how to vote your shares.

IMPORTANT ADDITIONAL INFORMATION

TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the  solicitation of proxies for TEGNA’s 2020 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2020 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020. Details concerning the nominees of TEGNA’s  Board of Directors for election at the 2020 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the TEGNA’s website, https://www.tegna.com.